UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Company Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2012, Peregrine Pharmaceuticals, Inc. (the “Company”) named Mark R. Ziebell, age 48, the Company’s Vice President and General Counsel. For the past seventeen years, Mr. Ziebell has practiced law with an emphasis in securities, mergers and acquisitions and general corporate law, representing companies in a broad range of industries including the biopharmaceutical and technology sectors. Prior to joining the Company, from March 2004 to June 2012, Mr. Ziebell practiced law in the Costa Mesa, California office of Snell & Wilmer L.L.P., where he was a partner during the past five years. Founded in 1938, Snell & Wilmer is a full-service business law firm with more than 400 attorneys practicing in nine locations throughout the western United States and in Mexico. Prior to March 2004, Mr. Ziebell practiced law at the firm of Falk, Shaff & Ziebell, LLP, in Irvine, California, Graham & James, LLP, in Los Angeles, California and Berliner Cohen, in San Jose, California. Mr. Ziebell earned his Juris Doctorate from the University of San Francisco, School of Law in 1994 and his BA in Accounting from the University of San Francisco in 1985.

On June 20, 2012, the Company and Mr. Ziebell entered into an employment agreement. Mr. Ziebell’s employment agreement is for a term of two years (the “Initial Term”), and automatically renews for successive one-year periods thereafter unless either party gives the other party notice of its intent not to renew at least ninety days prior to the expiration of the current term. Pursuant to the employment agreement, Mr. Ziebell’s initial base salary is $315,000.  Mr. Ziebell is also eligible to participate in the annual bonus plan for executive officers, adopted by the Compensation Committee of the Board of Directors in July 2011, with a target bonus percentage of up to thirty-five percent of his base salary. In addition, effective June 20, 2012, Mr. Ziebell was granted a stock option to purchase up to 225,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on June 20, 2012. The stock option will vest quarterly in equal installments over a three (3) year period.

Mr. Ziebell is eligible to participate in all benefits plans or arrangements which may be offered by the Company from time to time to its executive management employees, including accrued paid-time-off (“PTO”) covering vacation and sick time benefits.

The Company has the right, under the employment agreement, to terminate Mr. Ziebell’s employment for “cause” if Mr. Ziebell (a) breaches in any material respect or fails to fulfill in any material respect fiduciary duty owed to Company; (b) breaches in any material respect his employment agreement or any other confidentiality or non-solicitation, non-competition agreement between Company and him; (c) pleads guilty to or is convicted of a felony; (d) is found to have engaged in any reckless, fraudulent, dishonest or grossly negligent misconduct, (e) fails to perform his duties to the Company, provided that he fails to cure any such failure within thirty (30) days after written notice from Company of such failure, provided further, however, that such right to cure shall not apply to any repetition of the same failure previously cured hereunder; or (f) violates any material rule, regulation or policy of the Company that may be established and made known to Company's employees from time to time, including without limitation, the Company Employee Handbook.  If terminated for “cause”, Mr. Ziebell shall have no right to receive any compensation or benefit hereunder after such termination other than base salary and PTO earned or accrued but unpaid as of the date of termination (“Standard Entitlements”).

2

In the event of termination of Mr. Ziebell’s employment without cause, the Company shall continue to pay his base salary then in effect as of the date of such termination for a period of twelve months or the remainder of the Initial Term (if terminated during the Initial Term), whichever time period is greater (“Severance”), provided only if Mr. Ziebell signs a general release.  Such Severance shall include the continuation of group insurance benefits, including health and dental insurance during the severance period and the payment of the proration of any target bonus established by the Compensation Committee of the Board of Directors.  In addition, Mr. Ziebell shall have up to two years from the date of termination to exercise any vested and outstanding stock options.  In the event that Mr. Ziebell’s employment is terminated by reason of death or total disability, he generally will receive all amounts accrued but unpaid at the date of termination and, in the case of total disability, continued group insurance benefits for a period of twelve months following the date of termination.

In the event Mr. Ziebell’s employment is terminated within three months prior or twelve months following a “change-of-control” (as defined below), or if Mr. Ziebell’s new position is not substantially similar to his current position or such new position is not satisfactory to Mr. Ziebell or if his then current annual base salary and related benefits are reduced or negatively impacted in any material respect, or if Company relocates his principal place of work to a location more than fifty (50) miles from the original location, without his prior written approval, then, if Mr. Ziebell elects to resign within twelve months following such change-in-control, he shall be paid a lump sum amount equivalent to twenty-four months of his annual base salary then in effect plus 100% of his target bonus upon the execution of a general release and the continuation of group insurance benefits for twenty-four months.  In addition, any and all of Mr. Ziebell’s unvested stock options shall become fully vested and exercisable and the exercise period shall be extended for two (2) additional years from the date of the change-of-control.  A change-of-control shall mean any merger, acquisition or consolidation of the Company where the Company is not the surviving or resulting corporation, or transfer of all or substantially all of the assets of the Company.

In the event that Mr. Ziebell voluntarily resigns, and in connection therewith he provides ninety (90) days advance written notice (the “Extended Notice Period”) to Company, Company shall pay Mr. Ziebell his base salary then in effect and shall continue to provide other contractual benefits including group insurance benefits during the Extended Notice Period and for a period of six (6) months after the Extended Notice Period provided Mr. Ziebell makes himself telephonically available to the Board of Directors and the executive team for up to 2 hours per week.  In the event of Mr. Ziebell’s resignation with Good Reason (as defined below), Mr. Ziebell will be entitled to receive the Standard Entitlements to the date of resignation plus the Company shall continue to pay Mr. Ziebell’s base salary then in effect for a period of twelve months or the remainder of the Initial Term, whichever time period is greater, provided only if Mr. Ziebell signs a general release. Such Severance shall include the continuation of group insurance benefits, including health and dental insurance during the severance period and the payment of the proration of any target bonus.  In addition, Mr. Ziebell shall have up to two years from the date of termination to exercise any vested and outstanding stock options.  Mr. Ziebell will be deemed to have resigned with “Good Reason” in the following circumstances:  (a) Company relocates his principal place of work to a location more than fifty (50) miles from the original location, without Mr. Ziebell’s prior written approval; (b) Mr. Ziebell’s position and/or duties are modified so that his duties are no longer consistent with the position of General Counsel; (c) Mr. Ziebell’s annual base salary and related benefits, as adjusted from time to time, are reduced without Mr. Ziebell’s written authorization.

The employment agreement also contains certain restrictive covenants, including a covenant not to compete with the Company during employment and covenants not to solicit employees or customers for a period of one year following termination of employment.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: June 21, 2012	By:/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer and
Corporate Secretary

4